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                                                                     EXHIBIT 3.7

                           CERTIFICATE OF FORMATION

                                      OF

                     TSI TELECOMMUNICATION  HOLDINGS, LLC

                  The undersigned, being duly authorized to execute and file this Certificate of Formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act, 6 DEL. C. Sections 18-101, ET SEQ., does hereby certify as follows:

                                     FIRST

                  The name of the limited liability company is TSI Telecommunication Holdings, LLC (the "Company").

                                    SECOND

                  The Company's registered office in the State of Delaware is located at 9 East Loockerman, Kent County, Delaware 19901. The registered agent of the Company for service of process at such address is National Registered Agents, Inc.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 9th day of November, 2001.

                                                    /s/ THADDINE G. GOMEZ
                                                -------------------------------
                                                Thaddine G. Gomez,
                                                an authorized person